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EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


COMPANY                                                            INCORPORATION
-------                                                            -------------
Aegis Safety Holdings, Inc.                                        Delaware
American Down & Textile Company                                    Wisconsin
Brawn of California, Inc.                                          California
Company Store Holdings, Inc.                                       Delaware
Gump's By Mail, Inc.                                               Delaware
Gump's Corp.                                                       California
Hanover Direct Pennsylvania, Inc.                                  Pennsylvania
Hanover Direct Virginia, Inc.                                      Delaware
Hanover Ventures, Inc.                                             Pennsylvania
LWI Holdings, Inc.                                                 Delaware
Scandia Down Corporation                                           Delaware
Tweeds, Inc.                                                       Delaware